UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 30, 2009

YASHENG ECO-TRADE CORPORATION.
(Exact name of registrant as specified in charter)

Delaware	001-12000	13-3696015
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9107 Wilshire Blvd., Suite 450, Beverly Hills, CA 90210
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (310) 461-3559

With a copy to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
110 Wall Street, 11th Floor
New York, New York 10005
T: 516.833.5034
F: 516.977.1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangement s of Certain Officers

On December 30, 2009, Robin Ann Gorelick resigned as Corporate Secretary of Yasheng Eco-Trade Corporation (the “Company”).  There is no disagreement known to any executive officer of the Company between the Company and Ms. Gorelick on any matter relating to the Company’s operations, policies or practices.  The Board of Directors then appointed Alison M. Moses as Secretary of the Company.

Ms. Moses has over 15 years of senior level paralegal experience with significant experience in corporate, finance and bankruptcy transactions and additional expertise with filings related to the Securities and Exchange Commission Blue Sky and state, county and local licensing and compliance regulatory agencies.  Ms. Moses began her career at Countrywide Home Loans as a Senior Licensing Administrator in March 1992 where she remained until April of 1997.  From April 1997 through July 2000, Ms. Moses worked for IndyMac Bancorp, Inc. holding the positions of Senior Licensing Paralegal and Corporate, Business & Finance Paralegal.  From July 2000 until January 2002 Ms. Moses remained at Morgan, Lewis & Bockius LLP in the position of Corporate, Business & Finance Paralegal.  In July 2002, Ms. Moses became Professional Legal Assistant at the law firm of O’Melveny & Myers LLP, where she worked until August of 2005.  From August 2005 through March 2006, Ms. Moses was employed at Jones Day as a Senior Corporate Paralegal and from the years March 2006 until September 2008 she held the title of Senior Corporate Paralegal at the firm of Heller Ehrman LLP.  In September 2008, Ms. Moses accepted a position as Senior Corporate Paralegal at the law firm of Paul, Hastings, Janofsky & Walker LLP where she remained until moving onto to the Law Offices of Robert M. Yaspan as a Senior Corporate & Bankrupcy Paralegal, where she is currently employed.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

YASHENG ECO-TRADE CORPORATION

By:	/s/ Yossi Attia
Name: Yossi Attia
Title: Chief Operating Officer

Date:	December 31, 2009
Beverly Hills, California